UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

April  28, 2004

Date of Report (Date of earliest event reported)

NORTH AMERICAN SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26670	51-0366422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20200 Sunburst Street, Chatsworth, California 91311
(Address of principal executive offices) (Zip Code)

(818) 734-8600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.                                  Other Events.

On April 28, 2004, North American Scientific, Inc. announced the signing of The First Amendment to the Rights Agreement, dated as of October 12, 1998, by and between North American Scientific, Inc. and U.S. Stock Transfer Corporation, a copy of which is attached as Exhibit 10 to this report.

ITEM 7.                                  Financial Statements and Exhibits.

(c)   Exhibits:

10                    The First Amendment dated as of April 28, 2004 to the Rights Agreement, dated as of October 12, 1998, by and between  North American Scientific, Inc. and  U.S. Stock Transfer Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN SCIENTIFIC, INC.

Date: April 29, 2004	By:	/s/ L. Michael Cutrer
		Name:	L. Michael Cutrer
		Title:	President and Chief Executive Officer (Principal Executive Officer)

INDEX TO EXHIBITS

Exhibit No.	Description

10	The First Amendment dated as of April 28, 2004 to the Rights Agreement, dated as of October 12, 1998, by and between North American Scientific, Inc. and U.S. Stock Transfer Corporation.